UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2020 (March 11, 2020)

Singlepoint Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53425	26-1240905
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2999 North 44th Street, Suite 530 Phoenix, AZ	85018
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 711-2009

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Deﬁnitive Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

On March 11, 2020, Singlepoint Inc. (the “Company”) entered a Securities Purchase Agreement (the “Securities Purchase Agreement”) with GS Capital Partners, LLC (the “Investor”), whereby the investor agreed to purchase an aggregate of $1,440,000 principal amount of 10% Convertible Redeemable Note (the “Note”).

Below is a description of the material terms of the transaction (all capitalized terms not otherwise defined herein shall have that definition assigned to it as per the related agreement).

The date and time of the first issuance and sale of the first $360,000 portion of the Note pursuant to the Securities Purchase Agreement (the “Closing Date”), the Company will sell and the Investor shall purchase, a $360,000 portion of the $1,440,000 purchase amount under this Agreement. The purchase price for the $360,000 portion shall be $330,000 representing the original issue discount of $30,000. The Investor retains the right to purchase the unfunded balance of the $1,440,000 Note (the “Unfunded Balance”) for a period of nine months, provided that each purchase must be in an amount of no less than $360,000. Any rights to purchase a portion of the Unfunded Balance outstanding after nine months shall be terminated and the Investor shall have no rights to purchase the Unfunded Balance.

The Investor is entitled, at its option, to convert all or any amount of the principal face amount of the Note then outstanding into shares of the Company's common stock (the "Common Stock") at a price ("Conversion Price") for each share of Common Stock equal to 75% of the lowest trading price of the Common Stock as reported on the National Quotations Bureau OTC Marketplace exchange which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future, for the ten prior trading days including the day upon which a Notice of Conversion is received by the Company or its transfer agent. In the event the Company experiences a DTC “Chill” on its shares, the Conversion Price shall be decreased to 65% instead of 75% while that “Chill” is in effect. In no event shall the Holder be allowed to effect a conversion if such conversion, along with all other shares of Company Common Stock beneficially owned by the Holder and its affiliates would exceed 4.99% of the outstanding shares of the Common Stock of the Company (which may be increased up to 9.9% upon 60 days’ prior written notice by the Investor). The conversion discount, look back period and other terms will be adjusted on a ratchet basis if the Company offers a more favorable conversion discount, interest rate, (whether through a straight discount or in combination with an original issue discount), look back period or other more favorable term to another party for any financings while the Note is in effect.

Interest on any unpaid principal balance of the Note shall be paid at the rate of 10% per annum. Interest shall be paid by the Company in Common Stock ("Interest Shares") or in cash at the option of the Company. The dollar amount converted into Interest Shares shall be all or a portion of the accrued interest calculated on the unpaid principal balance of the Note to the date of such notice.

The Notes may be prepaid or assigned with the following penalties/premiums:

PREPAY DATE	PREPAY AMOUNT
≤ 60 days	110% of principal plus accrued interest
61- 120 days	120% of principal plus accrued interest
120-180 days	130% of principal plus accrued interest

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Upon (i) a transfer of all or substantially all of the assets of the Company to any person in a single transaction or series of related transactions, (ii) a reclassification, capital reorganization or other change or exchange of outstanding shares of the Common Stock, other than a forward or reverse stock split or stock dividend, or (iii) any consolidation or merger of the Company with or into another person or entity in which the Company is not the surviving entity (other than a merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock) (each of items (i), (ii) and (iii) being referred to as a "Sale Event"), then, in each case, the Company shall, upon request of the Holder, redeem the Note in cash for the highest prepayment amount then in effect, plus accrued but unpaid interest through the date of redemption, or at the election of the Holder, such Holder may convert the unpaid principal amount of the Note (together with the amount of accrued but unpaid interest) into shares of Common Stock immediately prior to such Sale Event at the Conversion Price.

Upon an Event of Default, interest shall accrue at a default interest rate of 24% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. In the event of a breach of Section 8(k) of the Note the penalty shall be $250 per day the shares are not issued beginning on the 4th day after the conversion notice was delivered to the Company. This penalty shall increase to $500 per day beginning on the 10th day. The penalty for a breach of Section 8(n) shall be an increase of the outstanding principal amounts by 20%. In case of a breach of Section 8(i), the outstanding principal due under the Note shall increase by 50%. If the Note is not paid at maturity, the outstanding principal due under the Note shall increase by 15%. Further, if a breach of Section 8(m) occurs or is continuing after the 6 month anniversary of the Note, then the Holder shall be entitled to use the lowest closing bid price during the delinquency period as a base price for the conversion.

The foregoing summary of terms is subject to, and qualified in its entirety, by the documents attached hereto as Exhibits 10.1, which are incorporated herein by reference.

The foregoing was not registered under the Securities Act of 1933 and was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Regulation D thereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following documents are filed as Exhibits:

Exhibit	Description
10.1	Securities Purchase Agreement between Singlepoint Inc. and GS Capital, LLC Partners, LLC dated as of March 6, 2020 (including the $1,440,000 principal amount of 10% Convertible Redeemable Note).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SinglePoint Inc.

Dated: March 12, 2020	By:	/s/ William Ralston
William Ralston
President

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